Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 3 to Registration Statement No. 333- 178502 on Form N-2 of our report dated March 23, 2012 relating to the consolidated financial statements of BlackRock Alternatives Allocation FB TEI Portfolio LLC as of March 12, 2012 and for the period from August 26, 2011 (date of inception) to March 12, 2012, appearing in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
March 23, 2012